Exhibit 3.200

RESTATED CERTIFICATE OF
INCORPORATION OF
TELENET COMMUNICATIONS CORPORATION

Under Section 245 of the
Delaware General Corporation Law

We, the undersigned president and secretary of Telenet Communications Corporation, do hereby certify under the seal of the said Corporation as follows:

1.
That the Corporation’s present name is Telenet Communications Corporation, and the Corporation will continue under that name as indicated in Article First of its Restated Certificate of Incorporation.

2.
That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 16, 1974.

3.
That the amendments and the restatement of the Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by the written consent of a majority of the holders of all outstanding shares of each class of stock of the Corporation in lieu of a special meeting of stockholders.  Written notice of the adoption of the amendments to the Certificate of Incorporation hat been given to those stockholders who did not consent in writing to such action.  The capital of the Corporation will not be reduced under or by reason of said amendment.

4.
That the amendments to the Certificate of Incorporation effected by this certificate are as follows:

(a)          The aggregate number of shares which the Corporation is.  authorized to issue is changed from 271,667 shares, consisting of 30,723 shares of Series One Class A.  Common Stock, par value $1 per share; 15,362 shares of Series Two Class A Common Stock, par value $1 per share; 15,362 shares of Series Three Class A Common Stock, par value $1 per share; 55,220 shares of Class B Common Stock, par value $1 per share; 155,000 shares of Common Stock, par value S1 per share, to 275,000 shares of Common Stock, par value $1 per share.

(b)          The distinctions among the powers, preferences and rights of each class of stock heretofore authorized are eliminated.

5.
That the text of the Certificate of Incorporation of Telenet Communications Corporation is hereby restated, as amended by this certificate, to read in full as follows:

CERTIFICATE OF INCORPORATION OF
TELENET COMMUNICATIONS CORPORATION

First.  The name of this Corporation is:

TELENET COMMUNICATIONS CORPORATION

Second.  Its registered office in the State of Delaware is to be located at 100 West Tenth Street, in Wilmington, County of New Castle.  The registered agent in charge thereof at such address is The Corporation Trust Company.

Third.  The purposes for which the Corporation is formed and the business to be conducted and promoted by it are as follows:

(1)
To establish, own and operate data transmission networks for public and private use; to buy, sell, lease, manufacture, design and generally deal in electronic and other products, including particularly, but without limiting the generality of the foregoing, telecommunications products; to provide research consulting and other services; and

(2)
To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth.  The total authorized capital stock of the Corporation shall be 275,000 shares of Common Stock, par value $1 per share.  All shares of Common Stock shall have the same powers, preferences and rights.

Fifth.  At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equate the number of shares of Common Stock held by him, multiplied by the number of directors to be elected at such time, and to cast all of such votes for a single director or to distribute them among as many of the number of directors to be elected as he may see fit.  On all other matters, each stockholder of the Corporation shall be entitled to cast one vote for each share of the Common Stock so held.  The affirmative vote of the holders of two-thirds (2/3) of all of the Common Stock outstanding shall be required to adopt any proposed merger, consolidation or sale of assets for which shareholder approval would otherwise be required by law.

Sixth.  The Bylaws shall be adopted, amended or repealed by a majority vote of the board of directors or of the stockholders, provided that those provisions relating to stockholders, directors (including the number thereof) and amendment of the Bylaws may be adopted, amended or repealed only by the majority vote of the stockholders.

Seventh.  The number of directors of the Corporation shall be as prescribed in the Bylaws of the Corporation from time to time.  The directors shall be elected at the annual meeting of stockholders.  Any vacancy in the board of directors caused by death or resignation of a director shall be filled at a special meeting of the stockholders, called for that purpose, or, without a meeting, upon the written consent of the holders of a majority of the shares of stock issued, outstanding and entitled to vote, such elected person to serve until the next election of directors.

Eighth.  The officers of the Corporation shall be as prescribed in the Bylaws.

Ninth.  The affirmative vote of the holders of seventy-five percent (75%) of all of the Common Stock issued and outstanding shall be required to adopt any amendment of this Certificate of Incorporation which amends or repeals Articles Fifth or Seventh hereof or is in any way inconsistent therewith.  Any other amendment of this Certificate of Incorporation, not inconsistent with Articles Fifth and Seventh hereof, may be adopted by the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding.

IN WITNESS WHEREOF, the undersigned President of Telenet Communications Corporation has executed this Restated Certificate of Incorporation and, under penalties of perjury, has acknowledged that it is the act and deed of the Corporation and that the facts therein are true, this 21st day of July, 1976.

/s/ Lawrence G. Roberts
Lawrence G. Roberts
President

Attest:

/s/ Philip M. Walker
Philip M. Walker
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Telenet Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

First: That at a meeting of the board of directors of the Corporation duly convened and held, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is advisable that the Certificate of Incorporation of this Corporation be amended by changing the Article numbered Fourth so that, as amended, said Article shall be and read as follows:

Fourth:  The total authorized capital stock of the Corporation shall be 300,000 shares of Common Stock, par value $1 per share.  All shares of Common Stock shall have the same powers, preferences and rights.

Second:  That in lieu of a meeting and vote of stockholders, the holders of a majority of the shares of stock outstanding have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law, and said written consent was filed with the Corporation.

Third:  That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.  Written notice of the adoption of the amendment to the Certificate of Incorporation has been given to those stockholders who did not consent in writing to such action.

Fourth:  That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned President of Telenet Communications Corporation has executed this Certificate of Amendment of Certificate of Incorporation and, under penalties of perjury, has acknowledged that it is the act and deed of the Corporation and that the facts stated therein are true, this 7th day of April, 1977.

/s/ Anthony A. Barnett
Anthony A. Barnett
President

Attest:

/s/ Philip M. Walker
Philip M. Walker
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

TELENET COMMUNICATIONS CORPORATION, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that Article FIRST of the Certificate of this corporation be amended so that, as amended, said Article shall be and read in its entirety as follows:

“The name of the corporation is and shall be GTE Telenet Communications Corporation.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, President of Telenet Communications Corporation, has executed this certificate and, under penalties of perjury, has acknowledged that it is the act and deed of the Corporation and that the facts stated therein are true, this 30th day of July 1979.

/s/ Lawrence G. Roberts
Lawrence G. Roberts
President

Attest:

/s/ Philip M. Walker
Philip M. Walker
Secretary

CORPORATE SEAL

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

GTE TELENET COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST:  That the Board of Directors of the Corporation by Unanimous Written Consent dated June 24, 1986, did declare and adopt the following amendment to the Corporation’s Certificate of Incorporation:

“RESOLVED: That Article 1 of the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to TELENET COMMUNICATIONS CORPORATION.”

SECOND:  That the Sole Stockholder of the Corporation, by Unanimous Written Consent dated June 24, 1986, did approve and adopt the foregoing resolution.

THIRD:  That the foregoing resolution was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned President and Secretary, and its seal to be affixed hereto, this 25th day of June, 1986.

GTE TELENET COMMUNICATIONS CORPORATION

/s/
President

Attest:

/s/ Cynthia Perkinson
Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

TELENET COMMUNICATIONS CORPORATION, a corporation duly organized and existing under the laws of the state of Delaware (the “Corporation”) hereby certifies as follows:

FIRST:  That the Board of Directors of the Corporation by Unanimous Written Consent dated December 22, 1989, did declare and adopt the following amendment to the Corporation’s Certificate of Incorporation:

“RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to Sprint International Communications Corporation.”

SECOND:  That the Sole Shareholder of the Corporation, by Unanimous Written Consent dated December 22, 1989, did approve and adopt the foregoing resolution.

THIRD:  That the foregoing resolution was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has cause this Certificate of Amendment to be executed by the undersigned Vice President and Assistant Secretary, and its seal to be affixed hereto, this 29th day of December, 1989.

TELENET COMMUNICATIONS CORPORATION

/s/ Jack Greenberg
Vice President

Attest:

/s/ Cynthia Perkinson
Assistant Secretary